UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.03 Bankruptcy or Receivership.
On July 9, 2009, certain Canadian subsidiaries (“Canadian Debtors”) of Lear Corporation (“Lear”) filed petitions for protection under section 18.6 of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Courts Commercial List (the “Canadian Court”). The Canadian Debtors are seeking relief consistent with the relief sought by Lear and certain of its United States and Canadian subsidiaries (the “Debtors”) in the ongoing cases under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Consolidated Case No. 09-14326) (the “Chapter 11 Cases”), as previously disclosed. On July 9, 2009, the Canadian Court entered an order recognizing (i) the Chapter 11 Cases under section 18.6 of the CCAA and (ii) all of the orders approved by the Court as described in Item 8.01 below.
Section 8 — Other Events
Item 8.01 Other Events.
On July 8, 2009, the Court approved certain first-day motions in the Chapter 11 Cases, including, without limitation, approval of an interim order authorizing the use by the Debtors of their cash collateral (subject to certain specified terms and conditions), orders authorizing the payment of suppliers, wages, salaries and other benefits to employees and certain operating expenses, orders authorizing continued service to customers and maintenance of customer programs, and orders authorizing the continued use of Lear’s existing cash management system and continuation of intercompany funding of Lear’s non-Debtor foreign affiliates. On July 8, 2009, Lear issued a press release announcing the approval of certain of the first-day motions by the Court. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated July 8, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: July 9, 2009	By:	/s/ Matthew J. Simoncini
	Name:	Matthew J. Simoncini
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated July 8, 2009

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